Exhibit 99.1
New Relic Announces Second Quarter Fiscal Year 2021 Results
Second quarter revenue increased 14% year-over-year to $166 million
Quarterly GAAP operating loss of $(42.9) million; Non-GAAP operating loss of $(5.3) million
San Francisco – November 5, 2020 – New Relic, Inc. (NYSE: NEWR), the observability platform company, today announced financial results for the second quarter of fiscal year 2021.

“In 2Q, we delivered a radically simplified version of the New Relic One observability platform to the market, and the early response from customers has been encouraging,” said Lew Cirne, CEO and founder, New Relic. “At the low end of the market, we're seeing a whole new generation of individual developers adopt our free offering. And, at the high end of the market, companies of all sizes have been leveraging our offer of free and full entitlements to evaluate New Relic as their complete observability platform. While customer experimentation with the new product and pricing model slowed sales cycles in the quarter, on average, customers that are renewing on the new pricing model are growing their commitment to New Relic by double digits.”
Second Quarter Fiscal Year 2021 Financial Highlights:

•Revenue of $166 million, compared to $146 million for the second quarter of fiscal 2020.
•GAAP gross margin of 73% and non-GAAP gross margin of 75%.
•GAAP loss from operations was $(42.9) million, compared to $(16.9) million for the second quarter of fiscal 2020.
•Non-GAAP income (loss) from operations was $(5.3) million, compared to $11.2 million for the second quarter of fiscal 2020.
•GAAP net loss attributable to New Relic per basic share was $(0.79), compared to a loss of $(0.32) per basic share for the second quarter of fiscal 2020.
•Non-GAAP net income (loss) attributable to New Relic per diluted share was $(0.07), compared to $0.24 per diluted share for the second quarter of fiscal 2020.
•Cash provided by operating activities was $12.9 million and free cash flow was $5.3 million for the second quarter of fiscal 2021.
•Cash, cash equivalents and short-term investments were $840 million at the end of the second quarter of fiscal 2021, compared with $829 million at the end of the first quarter of fiscal 2021.
•Remaining performance obligations were $602 million at the end of the second quarter of fiscal 2021, compared with $635 million at the end of the first quarter of fiscal 2021. This represents the aggregate unrecognized transaction price of remaining performance obligations as of each of September 30, 2020 and June 30, 2020.
Key Operating Metrics*:

	Jun-19	Sep-19	Dec-19	Mar-20	Jun-20	Sep-20
	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21
Annual Recurring Revenue, or ARR (in millions)	$569	$591	$608	$642	$648	$649
Dollar-Based Net Expansion Rate	109%	112%	109%	116%	100%	98%
Percentage of ARR from Paid Business Accounts > $100,000	70%	71%	72%	75%	76%	77%
Paid Business Accounts > $100,000	881	908	927	995	1,025	1,039
* In the fourth quarter of fiscal 2020, we adjusted the way we define ARR to include partner revenue and revenue from support subscriptions. This change results in immaterial differences in the presentation of some numbers in the chart above compared to our disclosures in historical filings. Please refer to our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 for our definition of ARR and the differences between these disclosures.

Recent Business Highlights:

•Expanded Global Strategic Collaboration Agreement with AWS to Help Companies Accelerate Their Cloud Adoption Journey. [http://ir.newrelic.com/press-releases/Press-Release-Details/2020/New-Relic-Expands-Global-Strategic-Collaboration-Agreement-with-AWS-to-Help-Companies-Accelerate-Their-Cloud-Adoption-Journey/]
•Rated highest in 2020 Gartner Peer Insights “Voice of the Customer”: Application Performance Monitoring Suites. [http://ir.newrelic.com/press-releases/Press-Release-Details/2020/New-Relic-Rated-Highest-in-2020-Gartner-Peer-Insights-Voice-of-the-Customer-Application-Performance-Monitoring-Suites/]
•Introduced “Observability for Good” Nonprofit Donation Program. [http://ir.newrelic.com/press-releases/Press-Release-Details/2020/New-Relic-Introduces-Observability-for-Good-Nonprofit-Donation-Program/]
•Partnered with Grafana Labs to Advance Open Instrumentation. [https://ir.newrelic.com/press-releases/Press-Release-Details/2020/New-Relic-and-Grafana-Labs-Partner-to-Advance-Open-Instrumentation/]
•Appointed Anne DelSanto and David Henshall to the Board of Directors; Hope Cochran Named Chair of the Board. [http://ir.newrelic.com/press-releases/Press-Release-Details/2020/New-Relic-Announces-Appointment-of-Anne-DelSanto-and-David-Henshall-to-Its-Board-of-Directors-Hope-Cochran-Named-Chair-of-the-Board/]
•Delivered Reimagined Observability Platform With Unified User Experience, and Simple, Predictable Pricing to Help Companies Create More Perfect Software. [http://ir.newrelic.com/press-releases/Press-Release-Details/2020/New-Relic-Delivers-Reimagined-Observability-Platform-With-Unified-User-Experience-and-Simple-Predictable-Pricing-to-Help-Companies-Create-More-Perfect-Software/]
Outlook:
•Third Quarter Fiscal 2021 Outlook:
◦Revenue between $163 million and $165 million, representing year-over-year growth of approximately 7%.
◦Non-GAAP loss from operations of between $(9.0) million and $(11.0) million.
◦Non-GAAP net loss attributable to New Relic per diluted share between $(0.13) and $(0.17).
◦ARR between $661 million and $663 million, representing year-over-year growth of approximately 9%, compared to $608 million as of December 31, 2019.

New Relic has not reconciled its expectations as to non-GAAP income (loss) from operations or non-GAAP net income (loss) per diluted share to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense, lawsuit litigation cost and other expense, employer payroll taxes on equity incentive plans and gain or loss from lease modification. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.
Conference Call and Investor Letter Details:
•What: New Relic financial results for the second quarter of fiscal year 2021 and outlook for the third quarter of fiscal 2021.
•When: November 5, 2020 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time)
•Dial in: To access the call in the United States, please dial (866) 652-5200, and for international callers, please dial (412) 317-6060. Callers may provide confirmation number 10148780 to access the call more quickly, and are encouraged to dial into the call at least 15 minutes prior to the start to prevent any delay in joining.
•Webcast: http://ir.newrelic.com (live and replay)
•Investor Letter: Available at http://ir.newrelic.com
•Replay: Following the completion of the call through 11:59 PM Eastern Time on November 12, 2020, a telephone replay will be available by dialing (877) 344-7529 from the United States or (412) 317-0088 internationally with conference ID 10148780.

About New Relic

The world’s best engineering teams rely on New Relic to visualize, analyze and troubleshoot their software. New Relic One is the most powerful cloud-based observability platform built to help companies create more perfect software. Learn why customers trust New Relic for improved uptime and performance, greater scale and efficiency, and accelerated time to market at newrelic.com.
Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding: New Relic’s future financial performance, including its outlook on financial results for the third quarter of fiscal 2021, such as revenue, non-GAAP loss from operations, non-GAAP net loss attributable to New Relic per diluted share, ARR, gross margins, free cash flows; potential improvements in customer churn, dollar based net expansion rate and sales momentum; anticipated customer commitments to New Relic’s new pricing model; and
expectations that New Relic’s simplified pricing and transition to a consumption-based pricing model will accelerate demand, make observability more affordable and broaden its prospective market opportunities. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, New Relic’s ability to determine optimal prices for its products and the potential challenges presented by New Relic’s evolving pricing models; the effect of the COVID-19 pandemic on New Relic’s business and on global economies and financial markets generally; New Relic’s ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic’s short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; the dependence of New Relic’s business on its customers remaining on its platform and increasing their spend with New Relic; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; the dependence on customers expanding their use of New Relic’s products beyond the current predominant use cases; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions; privacy concerns, including changes in privacy laws and regulations, which could result in additional cost and liability to New Relic or inhibit sales; New Relic’s ability to effectively compete in intensely competitive markets and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; fluctuation of New Relic’s quarterly results; New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; New Relic’s dependence on SaaS technologies and related services from third parties; defects or disruptions in New Relic’s products; the expense and complexity of New Relic’s ongoing and planned investments in data center hosting facilities and expenditures on cloud hosting providers; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; risks related to the acquisition and integration of businesses or technologies; risks related to sales to government entities and highly regulated organizations; certain risks associated with incurring indebtedness, including risks related to servicing New Relic’s convertible senior notes and related capped call transactions; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).

Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release and in the earnings call referencing this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and subsequent filings. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov.

All information provided in this press release and in the earnings call is as of the date hereof and New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures

New Relic discloses the following non-GAAP financial measures in this press release and the earnings call referencing this press release: non-GAAP income (loss) from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income (loss) attributable to New Relic, non-GAAP net income (loss) attributable to New Relic per diluted share, non-GAAP net income (loss) attributable to New Relic per basic share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. In addition, New Relic’s bonus plan for eligible employees and executives is based in part on non-GAAP income (loss) from operations. New Relic believes these non-GAAP financial measures are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

New Relic defines non-GAAP income (loss) from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income attributable to New Relic, non-GAAP net income attributable to New Relic per diluted share and non-GAAP net income attributable to New Relic per basic share as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense, (2) lease exit costs and accelerated depreciation, (3) amortization of stock-based compensation capitalized in software development costs, (4) the amortization of purchased intangibles, (5) employer payroll tax expense on equity incentive plans, (6) amortization of debt discount and issuance costs, and in certain periods (7) the transaction costs related to acquisitions, (8) lawsuit litigation cost and other expense and (9) gain or loss from lease modification. Non-GAAP net income (loss) per basic and diluted share is calculated as non-GAAP net income (loss) attributable to New Relic divided by weighted-average shares used to compute net income (loss) attributable to New Relic per share, basic and diluted, with the number of weighted-average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with the 0.50% Convertible Senior Notes due 2023 issued in May 2018. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures and minus capitalized software. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:
Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Lease exit costs and accelerated depreciation. In fiscal year 2020, New Relic entered into an agreement to exit the lease of its 123 Mission premises in San Francisco, California. In connection with this agreement and subsequent relocation, New Relic accelerated depreciation and other expenses associated with the remaining lease term. New Relic believes it is useful to exclude this depreciation and these other expenses because it does not consider such amounts to be part of the ongoing operation of its business.
Amortization of purchased intangibles and transaction costs related to acquisitions. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Similarly, New Relic views acquisition-related expenses as events that are not necessarily reflective of operational performance during a period.
Lawsuit litigation cost and other expense. New Relic may from time to time incur charges or benefits related to litigation that are outside of the ordinary course of New Relic’s business. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.
Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.
Amortization of debt discount and issuance costs. In May 2018, New Relic issued $500.25 million of convertible senior notes due in 2023, which bear interest at an annual fixed rate of 0.50%. The effective interest rate of the convertible senior notes was approximately 5.74%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Gain or loss from lease modification. New Relic may incur a gain or loss from modification related to lease agreements. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of benefit or charge from such events.

Anti-dilutive impact of capped call transactions. In connection with the issuance of its convertible senior notes due in 2023, New Relic entered into capped call transactions to offset potential dilution from the embedded conversion feature in the notes. Although New Relic cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, New Relic does reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income (loss) attributable to New Relic per share, basic and diluted, to provide investors with useful information in evaluating the financial performance of the company on a per share basis.
Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

New Relic defines the number of paid business accounts at the end of any particular period as the number of accounts at the end of the period as identified by a unique account identifier for which New Relic has recognized revenue on the last day of the period indicated. A single organization or customer may have multiple paid business accounts for separate divisions, segments, or subsidiaries.

New Relic’s monthly recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following month, including partner revenue or revenue from support subscriptions, without any increase or reduction in any of their subscriptions.

Similarly, annual recurring revenue (“ARR”) represents the revenue New Relic would contractually expect to receive from those customers over the following 12-month period, including partner revenue or revenue from support subscriptions, without any increase or reduction in any of their contractual commitments. The net change New Relic reports in ARR reflects any increase in ARR from existing customers and new customers, which is referred to as “new ARR,” as well as any reduction in ARR from customers who reduced their spend or terminated their relationship with New Relic, which is referred to as “lost ARR.”

For contracts entered into under the new pricing model announced on July 30, 2020, New Relic only recognizes as ARR the committed contractual amount for customers under the Annual Pool of Funds model; therefore, the definition of ARR would not include contracts under the Pay as You Go model. Meanwhile, ARR for contracts under Annual Pool of Funds is calculated as the original dollar commitment for the annual contract period, plus any incremental additional dollar commitments added during the term of the period. ARR is measured without reference or adjustments for historic data usage, and therefore excludes assumptions related to overage spend or expected or received overages above committed amounts.
New Relic’s dollar-based net expansion rate compares its recurring revenue from customers from one period to the next. It is increased when customers increase their contractual spend amounts in order to increase their use of New Relic’s products or use additional products. New Relic’s dollar-based net expansion rate is reduced when customers decrease or terminate their contractual spend amounts in order to decrease or cease use of New Relic’s products or use fewer products.
New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.

Investor Contact
Peter Goldmacher
New Relic, Inc.
503-336-9280
IR@newrelic.com
Media Contact
Andrew Schmitt
New Relic, Inc.
415-869-7109
PR@newrelic.com

Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Revenue	$166,054	$145,815	$328,639	$286,825
Cost of revenue	45,198	25,149	78,471	48,762
Gross profit	120,856	120,666	250,168	238,063
Operating expenses:
Research and development	44,628	34,132	85,472	68,471
Sales and marketing	89,378	80,157	174,514	157,007
General and administrative	29,798	23,278	59,232	46,378
Total operating expenses	163,804	137,567	319,218	271,856
Loss from operations	(42,948)	(16,901)	(69,050)	(33,793)
Other income (expense):
Interest income	2,220	4,011	5,001	8,151
Interest expense	(6,216)	(5,888)	(12,320)	(11,707)
Other income (expense), net	(604)	315	(999)	3,293
Loss before income taxes	(47,548)	(18,463)	(77,368)	(34,056)
Income tax provision	380	660	712	624
Net loss	$(47,928)	$(19,123)	$(78,080)	$(34,680)
Net loss attributable to redeemable non-controlling interest	377	509	773	897
Net loss attributable to New Relic	$(47,551)	$(18,614)	$(77,307)	$(33,783)
Net loss attributable to New Relic per share, basic and diluted	$(0.79)	$(0.32)	$(1.28)	$(0.58)
Weighted-average shares used to compute net loss per share, basic and diluted	60,545	58,372	60,237	58,161

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	September 30, 2020	March 31, 2020
Assets
Current assets:
Cash and cash equivalents	$276,843	$292,523
Short-term investments	562,939	512,574
Accounts receivable, net of allowances of $2,709 and $3,636, respectively	101,381	147,361
Prepaid expenses and other current assets	14,202	15,979
Deferred contract acquisition costs	33,319	32,016
Total current assets	988,684	1,000,453
Property and equipment, net	98,718	100,294
Restricted cash	5,642	5,641
Goodwill	45,112	45,112
Intangible assets, net	11,139	13,691
Deferred contract acquisition costs, non-current	28,016	28,141
Lease right-of-use assets	58,769	57,777
Other assets, non-current	7,397	7,325
Total assets	$1,243,477	$1,258,434
Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$26,132	$12,565
Accrued compensation and benefits	24,255	29,054
Other current liabilities	14,059	13,120
Deferred revenue	273,610	313,161
Lease liabilities	5,858	8,682
Total current liabilities	343,914	376,582
Convertible senior notes, net	438,054	427,044
Lease liabilities, non-current	61,226	57,394
Deferred revenue, non-current	1,988	3,166
Other liabilities, non-current	10,004	1,940
Total liabilities	855,186	866,126
Redeemable non-controlling interest	896	1,669
Stockholders’ equity:
Common stock, $0.001 par value	61	60
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	857,011	780,479
Accumulated other comprehensive income	2,399	4,869
Accumulated deficit	(471,813)	(394,506)
Total stockholders’ equity	387,395	390,639
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,243,477	$1,258,434

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Six Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss attributable to New Relic	$(77,307)	$(33,783)
Net loss attributable to redeemable non-controlling interest	$(773)	$(897)
Net loss:	$(78,080)	$(34,680)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	43,404	37,268
Stock-based compensation expense	66,575	44,546
Amortization of debt discount and issuance costs	11,010	10,404
Gain on lease modification	—	(3,006)
Other	2,354	(1,465)
Changes in operating assets and liabilities:
Accounts receivable, net	45,980	43,651
Prepaid expenses and other assets	473	368
Deferred contract acquisition costs	(19,662)	(18,038)
Lease right-of-use assets	(1,086)	17,512
Accounts payable	14,870	3,208
Accrued compensation and benefits and other liabilities	1,941	275
Lease liabilities	1,008	(16,157)
Deferred revenue	(40,729)	(38,382)
Net cash provided by operating activities	48,058	45,504
Cash flows from investing activities:
Purchases of property and equipment	(12,641)	(31,570)
Purchases of short-term investments	(227,347)	(263,321)
Proceeds from sale and maturity of short-term investments	173,950	247,379
Capitalized software development costs	(6,843)	(3,053)
Net cash used in investing activities	(72,881)	(50,565)
Cash flows from financing activities:
Investment from redeemable non-controlling interest	—	978
Proceeds from employee stock purchase plan	6,494	5,933
Proceeds from exercise of employee stock options	2,650	3,054
Net cash provided by financing activities	9,144	9,965
Net increase (decrease) in cash, cash equivalents and restricted cash	(15,679)	4,904
Cash, cash equivalents and restricted cash at beginning of period	298,164	243,161
Cash, cash equivalents and restricted cash at end of period	$282,485	$248,065

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of gross profit and gross margin:
GAAP gross profit	$120,856	$120,666	$250,168	$238,063
Plus: Stock-based compensation expense	1,622	1,300	3,124	2,522
Plus: Lease exit costs and accelerated depreciation expense	—	73	—	73
Plus: Amortization of purchased intangibles	1,276	440	2,552	880
Plus: Amortization of stock-based compensation capitalized in software development costs	265	227	504	434
Plus: Employer payroll tax on employee equity incentive plans	50	49	141	153
Non-GAAP gross profit	$124,069	$122,755	$256,489	$242,125
GAAP gross margin	73%	83%	76%	83%
Non-GAAP adjustments	2%	1%	2%	1%
Non-GAAP gross margin	75%	84%	78%	84%
Reconciliation of operating expenses:
GAAP research and development	$44,628	$34,132	$85,472	$68,471
Less: Stock-based compensation expense	(10,450)	(7,434)	(19,254)	(14,462)
Less: Lease exit costs and accelerated depreciation expense	—	(326)	—	(326)
Less: Employer payroll tax on employee equity incentive plans	(210)	(153)	(559)	(521)
Non-GAAP research and development	$33,968	$26,219	$65,659	$53,162
GAAP sales and marketing	$89,378	$80,157	$174,514	$157,007
Less: Stock-based compensation expense	(14,537)	(10,533)	(27,845)	(19,592)
Less: Lease exit costs and accelerated depreciation expense	—	(2,240)	—	(2,240)
Less: Employer payroll tax on employee equity incentive plans	(157)	(123)	(516)	(438)
Non-GAAP sales and marketing	$74,684	$67,261	$146,153	$134,737
GAAP general and administrative	$29,798	$23,278	$59,232	$46,378
Less: Stock-based compensation expense	(8,758)	(4,091)	(16,352)	(7,970)
Less: Lease exit costs and accelerated depreciation expense	—	(1,002)	—	(1,002)
Less: Lawsuit litigation cost and other expense	(37)	—	(37)	(1,521)
Less: Employer payroll tax on employee equity incentive plans	(294)	(61)	(443)	(192)
Non-GAAP general and administrative	$20,709	$18,124	$42,400	$35,693
Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(42,948)	$(16,901)	$(69,050)	$(33,793)
Plus: Stock-based compensation expense	35,367	23,358	66,575	44,546
Plus: Lease exit costs and accelerated depreciation expense	—	3,641	—	3,641
Plus: Amortization of purchased intangibles	1,276	440	2,552	880
Plus: Amortization of stock-based compensation capitalized in software development costs	265	227	504	434
Plus: Lawsuit litigation cost and other expense	37	—	37	1,521
Plus: Employer payroll tax on employee equity incentive plans	711	386	1,659	1,304
Non-GAAP income (loss) from operations	$(5,292)	$11,151	$2,277	$18,533
GAAP operating margin	(26)%	(12)%	(21)%	(12)%
Non-GAAP adjustments	23%	20%	22%	18%
Non-GAAP operating margin	(3)%	8%	1%	6%
Reconciliation of net income (loss):
GAAP net loss attributable to New Relic	$(47,551)	$(18,614)	$(77,307)	$(33,783)
Plus: Stock-based compensation expense	35,367	23,358	66,575	44,546
Plus: Lease exit costs and accelerated depreciation expense	—	3,641	—	3,641
Plus: Amortization of purchased intangibles	1,276	440	2,552	880
Plus: Amortization of stock-based compensation capitalized in software development costs	265	227	504	434
Plus: Lawsuit litigation cost and other expense	37	—	37	1,521
Plus: Employer payroll tax on employee equity incentive plans	711	386	1,659	1,304
Plus: Amortization of debt discount and issuance costs	5,544	5,239	11,010	10,404
Less: Gain on lease modification	—	—	—	(3,006)
Non-GAAP net income (loss) attributable to New Relic	$(4,351)	$14,677	$5,030	$25,941
Non-GAAP net income (loss) attributable to New Relic per share:
Basic	$(0.07)	$0.25	$0.08	$0.45
Diluted	$(0.07)	$0.24	$0.08	$0.43
Shares used in non-GAAP per share calculations:
Basic	60,545	58,372	60,237	58,161
Diluted	60,545	60,174	61,567	60,246

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$12,910	$8,988	$48,058	$45,504
Capital expenditures	(4,416)	(15,336)	(12,641)	(31,570)
Capitalized software development costs	(3,175)	(1,670)	(6,843)	(3,053)
Free cash flow (Non-GAAP)	$5,319	$(8,018)	$28,574	$10,881
Net cash used in investing activities	$(666)	$(5,176)	$(72,881)	$(50,565)
Net cash provided by financing activities	$7,720	$7,694	$9,144	$9,965